UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

GENESIS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Wyoming	333-103331	03-0377717
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

11920 Southern Highlands Parkway, Suite 200

Las Vegas, Nevada 89141

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 754 3326

3773 Fifth Ave., Ste. 301, Post Falls, ID 83854

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2018, the Board of Directors (the “Board”) of Genesis Financial Inc. (the Company”) appointed Rahul Singh to fill an existing vacancy on the Board effective immediately.

Mr. Rahul Singh, age 62, has served as an Executive Chairman at Surefire Resources NL since May 7, 2017. Mr. Singh is a founding Charter member from Silicon Valley of the entrepreneurial group TiE and Chairman of the India Leadership Council. He served as Corporate Counsel to CRA/Comalco, General counsel to Mercantile Mutual Limited (which became part of the ING Group). Mr. Singh served at McKinsey & Co. Since 1990, he served as the Senior Vice President of Gerrard Klauer Mattison and founded World Environment Exchange Limited and Dhunn-Carr group of companies and serves as its and Chairman. He was McKinsey & Co, partner in Gerrad Klauer Matison WallStreet and founder at DCMR where he served as its Chairman. He served as Chairman of Tasmania Magnesite NL. He was founder at BTAC Group and served as its Chairman. He served as Chairman of the Board of Beacon Hill Resources Plc until May 2009. He served as a Director of Surefire Resources NL until August 10, 2017. He served as Non-Executive Director of Beacon Hill Resources Plc from 2008 through 2010. Mr. Singh is a graduate of Melbourne University, and was admitted as a Barrister and Solicitor of the Supreme Court of Victoria, Australia.

Mr. Singh will be eligible to receive compensation for service to the Board and committees of the Board in accordance with any future non-employee director compensation policies adopted by the Company. Additionally, on July 25, 2018, the Board approved a grant to Mr. Singh of non-statutory plan options to purchase 150,000 shares of the Company’s common stock (the “Common Stock”). The options have a ten-year term and are scheduled to vest on a monthly basis, in twenty-four equal monthly instalments. The options have an exercise price per share of $4.10.

Mr. Singh has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Singh and any other director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS FINANCIAL, INC.

	By:	/s/ Roy Rose
July 27, 2018		Chief Executive Officer

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